SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

13950 Ballantyne Corporate Place, Unit 325

Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2008

To the Stockholders of Chelsea Therapeutics International, Ltd.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Chelsea Therapeutics International, Ltd. will be held on Thursday, June 26, 2008 at 9:00 a.m., local time, at the Ballantyne Resort located at 10000 Ballantyne Commons Parkway, Charlotte, NC 28277 for the following purposes:

1.	To elect six directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 28, 2008 are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares over the Internet as described in the attached proxy statement and on your proxy card. You may also vote your shares by completing, signing, dating and returning your proxy card in the postage-prepaid envelope enclosed for that purpose or, if you are a beneficial holder, in another manner allowed by your broker, bank or other nominee holder of record. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors,

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Simon Pedder, Ph.D.

President, Chief Executive Officer and Director

Charlotte, North Carolina

April 29, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2008: This Proxy Statement and our Annual Report on Form 10-K for the 2007 fiscal year are available at: www.chelseatherapeutics.com/proxy.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held June 26, 2008

i

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

13950 Ballantyne Corporate Place, Unit 325

Charlotte, North Carolina 28277

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2008

Information Concerning Solicitation and Voting

The enclosed proxy is solicited on behalf of our Board of Directors of Chelsea Therapeutics International, Ltd. for use at the annual meeting of stockholders to be held Thursday, June 26, 2008 at 9:00 a.m., local time, at the Ballantyne Resort located at 10000 Ballantyne Commons Parkway, Charlotte, NC 28277, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 28, 2008 are entitled to notice of and to vote at the meeting.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2007, including financial statements, were first mailed on or about May 2, 2008 to stockholders entitled to vote at the meeting.

Each holder of common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholders’ votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the meeting. Abstentions are considered shares present and entitled to vote and, therefore, have the same legal effect as a vote against a matter presented at the meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes but will be considered for purposes of determining the presence of a quorum.

We will bear the expense of soliciting proxies in the enclosed form. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. We do not intend to pay additional compensation for doing so.

Questions and Answers about the 2008 Annual Meeting

Q:    Who may vote at the meeting?

A:    Our Board set April 28, 2008, as the record date for the meeting. If you owned our common stock at the close of business on April 28, 2008, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 28, 2008, there were 29,992,780 shares of our common stock outstanding and entitled to vote at the meeting.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    If your shares are registered directly in your name with Chelsea’s transfer agent, Corporate Stock Transfer, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by Chelsea.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Q:    What is the quorum requirement for the meeting?

A:    A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote in person at the meeting; or

•	have properly submitted a proxy card or voter instruction card, or voted by telephone or by the Internet.

If you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:    What proposals will be voted on at the meeting?

A:    The two proposals to be voted on at the meeting are:

1.	To elect six directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:    Can I access these proxy material on the Internet?

A.    Yes. These proxy materials are available in PDF and HTML format at www.chelseatherapeutics.com/proxy and will remain posted until the conclusion of the 2008 Annual Meeting.

Q:    How may I vote my shares in person at the meeting?

A:    If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the 2008 Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:    How can I vote my shares without attending the meeting?

A:    Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.

If you are the stockholder of record, you may either: (1) submit your proxy over the Internet at vote.corporatestock.com by following the instructions included on your proxy card, or (2) submit your proxy by mail by signing and dating your proxy card and submitting in the postage-prepaid envelope enclosed with this proxy statement.

If you are the beneficial owner of the shares, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Q:    How can I change my vote after submitting it?

A:    If you are a stockholder of record, you can revoke your proxy before your shares are voted at the 2008 Annual Meeting by:

•

Filing with a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277 at or before the taking of the vote at the meeting;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277 at or before the taking of the vote at the meeting; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other stockholder of record. You may also vote in person at the 2008 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Q:    Where can I find the voting results of the meeting?

A:    The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the meeting, to serve for one year, or until the election and qualification of their successors. Unless a proxy is marked to withhold authority to vote, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are currently directors and each of whom has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified. The Nominating and Governance Committee is considering increasing the total number of directors on our Board of Directors from six to seven directors. If a determination is made to increase the size of our Board of Directors, we will actively seeking candidates who are qualified, eligible and willing to serve on the Board. It is possible that we will increase the size of the Board of Directors and appoint a new director following the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE SIX NOMINEES LISTED BELOW.

The name of and certain information regarding each nominee as of April 28, 2008 is set forth below, which information is based on data furnished to us by the nominees. There are no family relationships among our directors, director nominees or executive officers. When referencing how long each director has served, we have included the time periods for which the nominees served on the Board of Directors of Ivory Capital Corporation and Chelsea Therapeutics, Inc., our predecessor companies. The business address for each nominee for matters regarding our company is 13950 Ballantyne Corporate Place, Unit 325, Charlotte, NC 28277.

Name—Director Since	Age	Position(s) With Chelsea Therapeutics
Simon Pedder—April 2004	47	President, Chief Executive Officer and Director

Kevan Clemens—September 2004	63	Chairman of the Board of Directors

Norman Hardman—February 2008	62	Director

Johnson Y.N. Lau—September 2004	47	Director

Roger Stoll—February 2008	65	Director

Michael Weiser—April 2002	45	Director

Simon Pedder, Ph.D.—Dr. Pedder joined us from Hoffmann-La Roche Inc. in April 2004 where he was Vice President of Pharmaceutical Business, Oncology and an executive officer since February 2003. Prior to that he served as the Vice President, Drug Development at Hoffmann-La Roche from May 2001 until December 2002 and as Director, Pharmaceutical Business, Pharmaceutical Development and Project Management from May 1994 until May 2001. While at Hoffmann-La Roche, Dr. Pedder was in charge of the development of Pegasys and Copegus, which have combined annual worldwide sales of over $1 billion, and oversaw a number of successful NDAs. Dr. Pedder has his Ph.D. in Pharmacology from the College of Medicine at the University of Saskatchewan in Canada.

Kevan Clemens, Ph.D.—Dr. Clemens has served on our Board of Directors since September 2004. In 2004, Dr. Clemens retired after 30 years of experience in the pharmaceutical industry. In his last position as Executive VP/Business at Director Hoffmann-La Roche he ran the successful Global Oncology business that included Strategic/Business plans and the Development/Marketing of the products. Prior to that he was Global Head of Specialty Care, Global Head of Project Management and the Head of Clinical Operations for North and

South America. Dr. Clemens worked for 25 years at Syntex and Roche in Development, Sales and Marketing positions including Head of Pharmacoeconomics & Pricing. Dr. Clemens also serves on the board of directors of Kosan Biosciences Incorporated, a publicly traded cancer therapeutics company. Dr. Clemens obtained his Ph.D. in Chemistry from the University of London.

Norman Hardman, Ph.D.—Dr. Hardman joined our Board of Directors in February 2008. Dr. Hardman is President and Chief Executive Officer of Oxalis Partners LLC, a position he has held since May 2006. He also serves as a strategic consultant to several U.S. and EU biotechnology companies and venture capital funds, and as an Honorary Professor at the University of Aberdeen, where he currently serves as Vice President and Treasurer of the University of Aberdeen Development Trust and as an advisor to University management. Over the last ten years Dr. Hardman has held senior management roles in several companies, including as president and CEO of Amicus Therapeutics from November 2002 until May 2004, CEO of Medical Research Council (MRC) Technology from April 2002 until September 2003, senior VP of technology for Enzon, COO at Onyx Pharmaceuticals, Inc., and president and COO at GeneMedicine, Inc. He also has served as Head of R&D at Ciba-Geigy, UK and played a central role in the integration of the global R&D organization during the merger of Ciba-Geigy and Sandoz to form Novartis AG, becoming Head of UK R&D Operations in the merged entity in 1996. Dr. Hardman graduated in Chemistry from the University of London and obtained his Ph.D. in Biochemistry, from the University of Manchester. His postdoctoral training included a 2-year period as Medical Research Council Fellow, and as Postdoctoral Fellow at Harvard Medical School.

Johnson Y.N. Lau, M.B.B.S., M.D., F.R.C.P.—Dr. Lau has served on our Board of Directors since September 2004. He has been the managing partner of Newport Healthcare Advisors since November 2007. Prior to that, he served as managing director for Roth Capital Partners beginning in November 2005. Dr. Lau also currently serves as the Chairman of Kinex Pharmaceuticals, LLC, a position he has held since December 2003. Prior to that, Dr. Lau was an independent contractor from January 2003 until December 2003 and served in various capacities at Ribapharm Inc. from August 2000 until January 2003, including Chairman, President and Chief Executive Officer. Previously he was the Senior Vice President and Head of Research and Development at ICN Pharmaceuticals and Senior Director of Antiviral Therapy at Schering-Plough Research Institute. Dr. Lau also currently serves on the board of directors of VioQuest Pharmaceuticals, Inc. and Morria Biopharmaceuticals plc. He has published over 200 scientific papers and 40 reviews and editorials in leading academic journals and was elected as a Fellow, Royal College of Physicians in 2004. Dr. Lau holds an M.B.B.S. and M.D. from the University of Hong Kong and the degrees of M.R.C.P. and F.R.C.P. from the Royal College of Physicians.

Roger Stoll, Ph.D.—Dr. Stoll joined our Board of Directors in February 2008. Dr. Stoll currently serves as Chairman, President and CEO of Cortex Pharmaceuticals, a position he has held since August 2002. Prior to that, he was the Executive Vice President of Fresenius Medical Care—North America, where he oversaw both the dialysis products and laboratory services groups. From 1991 to 1998, Dr. Stoll was Chief Executive of Ohmeda, Inc. and served on the board of directors of the BOC Group, Plc in the UK, the parent of Ohmeda. Prior to that, Dr. Stoll held positions of increasing responsibility within the pharmaceutical industry including President of the Consumer Health Care Group of Miles, Executive Vice President and General Manager of the worldwide Diagnostics Business Group at Bayer AG, Director of Clinical Pharmacology and President of the American Critical Care Division for American Hospital Supply Corp (now Baxter International). He began his career at the Upjohn Company where he conducted human pharmacokinetic and drug metabolism clinical trials in all phases of drug development. Dr. Stoll received his bachelor’s degree in pharmacy from Ferris State University, a Ph.D. in Biopharmaceutics from the University of Connecticut, and performed postdoctoral studies in pharmacokinetics and drug metabolism at the University of Michigan.

Michael Weiser, M.D., Ph.D.—Dr. Weiser has served on our Board of Directors since our inception in April 2002, and also served as our interim President from April 2002 until October 2003. Dr. Weiser founded Actin Biomed, LLC, a New York based healthcare group, in December 2006 and has served as its co-chairman since that time. Prior to that, Dr. Weiser was the Director of Research for Paramount BioScience, LLC from February 2005 until December 2006 and was the Director of Research of Paramount BioCapital Asset

Management, Inc. from July 1998 until February 2005. Dr. Weiser currently serves as a director of Emisphere Technologies, Inc., Hana Biosciences, Inc., Manhattan Pharmaceuticals, Inc., VioQuest Pharmaceuticals, Inc. and ZioPharm Oncology, Inc., all publicly traded pharmaceutical companies. He also serves as a director of several other privately held biotechnology companies. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience.

Required Vote

The six nominees receiving the highest number of affirmative votes of the common stock present or represented and entitled to be voted for them shall be elected as directors.

CORPORATE GOVERNANCE MATTERS

Composition of Our Board of Directors

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board of Directors, provided that the number of directors shall not be less than five or more than nine.

Independence of Directors

Our Board of Directors is currently composed of six directors, five of whom our Board has determined to be independent within the meaning of the Nasdaq Marketplace Rules. These five directors are Drs. Clemens, Hardman, Lau, Stoll and Weiser. As part of such determination of independence, our Board of Directors has affirmatively determined that none of these five directors have any relationship with us that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. Dr. Pedder, our President and Chief Executive Officer, is the only member of management serving as a director.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors in accordance with Nasdaq Marketplace Rules. We also have a Strategic Advisory Committee. Our Board of Directors may also establish other committees from time to time to assist in the discharge of its responsibilities.

The Audit Committee’s purpose is to oversee our accounting and financial reporting principles and policies and internal controls and procedures, oversee our financial statements and the independent audit thereof, select, evaluate and, where deemed appropriate, replace the outside auditors and evaluate the independence of the outside auditors. The Audit Committee currently consists of Johnson Y.N. Lau (Chairman), Kevan Clemens and Roger Stoll. Our Board of Directors has determined that Drs. Lau and Stoll each qualify as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated by the SEC.

The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers and other employees, and administers our various incentive compensation and benefit plans. The Compensation Committee currently consists of Kevan Clemens (Chairman), Norman Hardman and Michael Weiser.

The Nominating and Corporate Governance Committee is responsible for recommending director candidates to our Board of Directors, developing, periodically reviewing and overseeing procedures for stockholders to nominate director candidates, developing, periodically reviewing and recommending to our Board of Directors a set of corporate governance principles and administering our codes of conduct and ethics. In addition, it is the policy of the Nominating and Corporate Governance Committee to meet regularly to discuss Chief Executive Officer succession plans. The Nominating and Corporate Governance Committee currently consists of Johnson Y.N. Lau (Chairman), Norman Hardman and Michael Weiser.

The purpose of the Strategic Advisory Committee is to provide long-range strategic guidance on our scientific, business and organizational direction with our management team. The Strategic Advisory Committee is specifically involved in developing and maintaining a five-year business plan and life cycle plans for our individual products. The Strategic Advisory Committee is comprised of Kevan Clemens (Chairman), Johnson Y.N. Lau and Roger Stoll.

The charters for the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, which have been adopted by our Board of Directors, contain detailed descriptions of the committees’ duties and responsibilities and are available in the Investors—Corporate Governance section of our website at www.chelsearx.com.

In addition to the meetings held by the above-referenced Board committees, the independent non-employee members of our Board of Directors regularly meet in executive session without our Chief Executive Officer or any executive officers present, to evaluate the performance of management, and other appropriate matters.

Information Regarding Board and Committee Meetings

During 2007, the Board of Directors held six meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings, the Nominating and Corporate Governance Committee held two meetings and the Strategic Committee held two meetings. A Pricing Committee that was formed by the Board of Directors to provide final approvals related to our November 2007 financing and the committee, comprised of Drs. Pedder, Lau and Weiser, met one time. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he served during 2007.

Although we do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, we encourage all directors to attend and strive to ensure at least one independent director is present. Drs. Pedder and Clemens and Mr. Herskowitz attended our 2007 Annual Meeting of Stockholders.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility for establishing the criteria for recommending which directors should stand for re-election to our Board of Directors and the selection of new directors to serve on our Board of Directors. The Nominating and Corporate Governance Committee believes that each candidate should have desirable characteristics including strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence. Although the committee has not formulated any specific minimum qualifications for director candidates, it has determined, in conjunction with the Board of Directors, profiles that are needed to compliment the current directors’ areas of expertise.

The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executives, individuals personally known to the members of our Board and through other research. The Nominating and Governance Committee may also, from time to time, retain for a fee one or more third-party search firms to identify suitable candidates.

Our bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination not more than seventy-five (75) and not less than forty-five (45) days before the anniversary of the first mailing of proxy solicitation materials for the prior years’ meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the date of the prior years’ meeting, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The notice shall be in writing by registered mail, return receipt requested, to the Corporate Secretary at our principal executive offices, setting forth the director or directors the stockholder intends to nominate for election at the stockholders’ meeting. Any such notice shall set forth the following: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the name and address, as they appear on our books, of the nominating stockholder; (c) the class and number of our shares that are beneficially owned by such stockholder; (d) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (e) any material interest of the nominating stockholder with respect to the director nominee. In the absence of such notice meeting the above requirements, a stockholder shall not be entitled to nominate any director for election.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics for our employees. Our Board of Directors has also adopted a separate code of ethics that applies to our Board of Directors and executive officers. We will provide copies of our codes of conduct and ethics without charge upon request. To obtain a copy, please send your written request to Chelsea Therapeutics International, Ltd., 13950 Ballantyne Corporate Place, Suite 325, Charlotte, North Carolina 28277, Attn: Vice President, Administration. Our codes of conduct and ethics are also available in Investors—Corporate Governance section of our website at www.chelsearx.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves or in the past has served as a member of another entity’s board of directors or compensation committee, which entity has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Stockholders who wish to communicate with members of our Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Chief Financial Officer or Assistant Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Chief Financial Officer or Assistant Secretary screen this correspondence, but we may change this policy if directed by our Board of Directors due to the nature or volume of the correspondence.

PR OPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

J.H. Cohn has audited our financial statements annually since January 2005. During its process to select our independent registered public accounting firm for the year ending December 31, 2008, our Audit Committee included consideration of Ernst & Young LLP and J.H. Cohn LLP. On April 4, 2008, upon completion of the selection process, the Audit Committee dismissed J.H. Cohn as our independent registered public accounting firm. On April 9, 2009, the Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

The reports of J.H. Cohn LLP on our consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2007 and 2006, and through April 4, 2008, there were no (a) disagreements with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn LLP, would have caused it to make reference to the subject matter thereof in connection with its reports for such years, or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.

J.H. Cohn has indicated to us that it concurs with the foregoing statements contained in the paragraphs above as they relate to J.H. Cohn LLP and has furnished a letter dated April 10, 2008 to the United States Securities and Exchange Commission to this effect. A copy of the letter from J.H. Cohn is attached as Exhibit 16.1 to our Form 8-K filed with the SEC on April 10, 2008.

We engaged Ernst & Young LLP as our new independent registered public accounting firm as of April 9, 2008. The Audit Committee of our Board of Directors participated in and approved this decision. The Audit Committee recommends that stockholders vote for ratification of appointing Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in our best interests and the best interests of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

During our fiscal years ended December 31, 2007 and 2006 and through April 9, 2008, we did not consult with Ernst & Young LLP regarding any matters described in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K promulgated by the SEC.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Representatives of J.H. Cohn LLP are not expected to be present at the meeting, but are expected to be available by telephone to respond to appropriate questions at the meeting. In addition, J.H. Cohn will have the opportunity to make a statement at the meeting if they desire to do so.

Vote Required

Approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDI T COMMITTEE REPORT

J.H. Cohn served as our independent registered public accounting firm since January 2005 and audited our consolidated financial statements for the years ended December 31, 2007 and 2006. The Audit Committee of our Board of Directors has (1) reviewed and discussed the audited financial statements with management, (2) discussed with J.H. Cohn LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from J.H. Cohn LLP required by the Independence Standards Board Standard No. 1, and has discussed their independence with J.H. Cohn LLP. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and filed with the SEC.

During its process to select our independent registered public accounting firm for the year ending December 31, 2008, our Audit Committee included consideration of Ernst & Young LLP and J.H. Cohn LLP. On April 4, 2008, upon completion of the selection process, the Audit Committee dismissed J.H. Cohn as our independent registered public accounting firm. On April 9, 2008, the Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. For further information on the change in our independent registered public accounting firm, please refer to “Proposal Two” in this proxy statement and to our Form 8-K filed on April 10, 2008 with the SEC.

Our Audit Committee is currently composed of the following three directors, all of whom are independent directors within the meaning of the Nasdaq Marketplace Rules: Johnson Y.N. Lau (Chairman), Kevan Clemens and Roger Stoll. Our Board of Directors has determined that Drs. Lau and Stoll each qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available in the Investors—Corporate Governance section of our website at www.chelsearx.com.

Summary of Fees

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. Our Chief Financial Officer reports any material increases from the approved amounts to the Audit Committee. All other permitted non-audit services, other than activities incurred with certain filings with SEC during the year, are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

The following table summarizes the aggregate fees billed for professional services rendered to us by J.H. Cohn LLP in the fiscal years ended December 31, 2006 and December 31, 2007.

	2006	2007
Audit Fees	$102,907	$163,357
Audit-related Fees	11,571	43,033
Tax Fees	—	—
All Other Fees	—	—

Total	$114,478	$206,390

Audit Fees

The aggregate fees billed to us by J.H. Cohn LLP in connection with the annual audit, for the reviews of our financial statements included in the quarterly reports on Form 10-Q, and for other services normally provided in connection with statutory and regulatory filings, were $163,357 for the year ended December 31, 2007 and $102,907 for the year ended December 31, 2006.

Audit-Related Fees

The aggregate fees billed to us by J.H. Cohn LLP for audit-related services were $43,033 for the year ended December 31, 2007 and $11,571 for the year ended December 31, 2006. Audit-related fees are for review and other services normally provided in connection with statutory and regulatory filings not included in audit fees above.

Tax Fees

J.H. Cohn LLP did not bill us any tax fees for the years ended December 31, 2006 or 2007.

All Other Fees

We did not engage J.H. Cohn LLP for any services other than those listed above during 2006 or 2007.

Our Audit Committee has considered whether and determined that the provision of the non-audit services rendered to us during 2007 was compatible with maintaining the independence of J.H. Cohn LLP.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Johnson Y.N. Lau, Chair

Kevan Clemens

Roger Stoll

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of April 28, 2008 by (1) those persons or groups expected to beneficially own more than 5% of the common stock, (2) each our executive officers and directors, and (3) all of our directors and executive officers as a group. Beneficial ownership of a security is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of our common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option or other right or the conversion or any other security. Shares issuable under stock options are deemed outstanding for computing the percentage of the person holding options or warrants but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 29,992,780 shares of capital stock outstanding as of April 28, 2008.

Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Unless otherwise indicated, the address for each listed stockholders is c/o Chelsea Therapeutics, Inc., 13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
5% Stockholders
Josiah T. Austin El Coronado Holdings, LLC (1) 4673 Christopher Place Dallas, Texas 75204	4,905,154	16.06%

Ridgeback Capital Investments L.P. (2) 430 Park Avenue, 12th Floor New York, New York 10022	2,927,942	9.76%

HealthCor Management, L.P. (3) Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019	2,720,636	8.88%

Lester Lipschutz (4) 1650 Arch Street, 22nd Floor Philadelphia, Pennsylvania 19103	2,607,669	8.69%

Davidson Kempner Partners (5) 65 East 55th Street, 19th Floor New York, New York 10022	2,551,441	8.51%

Millenium Partners, L.P. (6) 666 Fifth Avenue New York, New York 10103	2,439,563	8.13%

Executive Officers and Directors
Simon Pedder (7)	1,015,917	3.33%
Michael Weiser (8)	526,276	1.75%
L. Arthur Hewitt (9)	147,875	*
J. Nick Riehle (10)	147,875	*
Kevan Clemens (11)	60,835	*
Johnson Y.N. Lau (11)	59,585	*
Keith W. Schmidt (11)	18,750	*
Norman Hardman	—	—
Roger Stoll	—	—
All executive officers and directors as a group (9 people) (12)	1,977,114	6.52%

*	Indicates less than 1%

(1)	Based on information contained in a Form 4 filed with SEC on April 18, 2008. Josiah T. Austin is deemed beneficial owner of 4,905,154 shares (which number includes 550,614 shares that may be acquired through the exercise of various warrants) in his capacity as Trustee for certain family trusts and as sole Managing Member of El Coronado Holdings, LLC (“ECH”). ECH is deemed beneficial owner of 4,813,558 shares of Common Stock (which number includes 550,614 shares of Common Stock that may be acquired through the exercise of various warrants). As Trustee for several family trusts, Mr. Austin has the sole power to vote or to dispose or direct the disposition of 91,596 shares. As sole Managing Member of ECH, Austin shares with ECH the power to vote or dispose or to direct the disposition of 4,813,558 shares.

(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2008, filed by Ridgeback Capital Investments L.P. (“RCILP”). The Schedule 13G/A provides that RICLP, Ridgeback Capital Investments Ltd. (RCI”), Ridgeback Capital Management LLC (“RCM”) and Wayne Holman have shared voting power and shared dispositive power over 2,927,942 shares. Each of Wayne Holman, RCM and RCI disclaim beneficial ownership of the reported shares, except to the extent of any pecuniary interest therein.

(3)	Based on information contained in a Form 4 filed with the SEC on September 21, 2007. The 2,720,636 shares (which includes 627,839 shares obtainable upon the exercise of vested warrant) are reported as indirectly beneficially owned by each of HealthCor Management, L.P. and its general partner, HealthCor Associates, LLC, and directly beneficially owned by HealthCor Offshore, Ltd. and HealthCor, L.P. As the Managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to these shares and, therefore, each may be deemed a beneficial owner of such shares. Each of these reporting persons disclaim any beneficial ownership of any such shares in excess of their actual pecuniary interest therein.

(4)	Based on information contained in a Schedule 13G/A filed with the SEC on January 8, 2008. Consists of sole voting and dispositive power over (i) 1,248,432 shares owned by the Rosenwald 2000 Family Trust, for which Mr. Lipschutz serves as the trustee; (ii) 417,363 shares owned by the Lindsay A. Rosenwald 2000 (Delaware) Irrevocable Indenture of Trust for which Mr. Lipschutz is investment advisor; (iii) 313,958 shares owned by the Lindsay A. Rosenwald Alaska Irrevocable Indenture of Trust of which Mr. Lipschutz serves as a trustee; (iv) 313,958, shares owned by the Lindsay A. Rosenwald Rhode Island Irrevocable Indenture of Trust for which Mr. Lipschutz serves as investment advisor; and (v) 313,958 shares owned by the Lindsay A. Rosenwald Nevada Irrevocable Indenture of Trust for which Mr. Lipschutz serves as a trustee. Mr. Lipschutz disclaims beneficial ownership of such shares.

(5)	Based on information contained in a Schedule 13G/A filed on February 14, 2008 by Davidson Kempner Partners, a New York limited partnership (“DKP”). Pursuant to the Schedule 13G/A, the following entities have shares voting and dispositive power over the shares listed next their names: DKP—75,505 shares; Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”)—226,052 shares; M.H. Davidson & Co., a New York limited partnership (“CO”)—19,944 shares; Davidson Kempner International, Ltd., a British Virgin Islands corporation (“DKIL”)—394,029 shares; Serena Limited, a Cayman Islands corporation (“Serena”)—8,482 shares; Davidson Kempner Healthcare Fund LP, a Delaware limited partnership (“DKHF”)—865,784 shares; Davidson Kempner Healthcare International Ltd., a Cayman Islands corporation (“DKHI”)—961,645 shares; MHD Management Co., a New York limited partnership (“MHD”)—75,505 shares; Davidson Kempner Advisers Inc., a New York corporation (“DKAI”)—226,052; Davidson Kempner International Advisors, L.L.C., a Delaware limited liability company (“DKIA”)—402,511; DK Group LLC, a Delaware limited liability company (“DKG”)—865,784; DK Management Partners LP, a Delaware limited partnership (“DKMP”)—961,645; DK Stillwater GP LLC, a Delaware limited liability company and the general partner of DKMP (“DKS”)—961,645. In addition, Messrs. Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman (collectively, the “Principals), may be deemed to beneficially own an aggregate of 2,551,411 shares as a result of their voting and dispositive power over the 2,551,411 shares beneficially owned by DKP, DKIP, DKIL, Serena, CO, DKHF and DKHI. In addition, Robert J. Brivio, Jr. may be deemed to beneficially own an additional 750 shares as a result of his voting and dispositive power over 750 shares beneficially owned in a family member account.

(6)	Based on information contained in a Schedule 13D filed with the SEC on November 15, 2007. Pursuant to the Schedule 13D, Millennium Partners, L.P. has shared voting and dispositive power with respect to 2,000,000 shares and Millenco LLC has shared voting and dispositive power with respect to 439,563 shares. Millennium Management LLC, as the managing partner of Millennium Partners and the manager of Millenco, is deemed to have shared voting and dispositive power with respect to 2,439,563 shares. Israel A. Englader, as managing member of Millennium Management, is deemed to have shared voting and dispositive power with respect to 2,439,563 shares.

(7)	Includes 536,587 shares obtainable upon exercise of vested options.

(8)	Includes 71,514 shares obtainable upon the exercise of vested warrants and 30,677 shares obtainable upon exercise of vested options.

(9)	Includes 89,192 shares obtainable upon exercise of vested options.

(10)	Includes 133,212 shares obtainable upon exercise of vested options.

(11)	Comprised solely of shares obtainable upon exercise of vested options.

(12)	Includes the shares described in footnotes (7) – (11).

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Kevan Clemens, Chair

Norman Hardman

Michael Weiser

Compensation Discussion and Analysis

Compensation Objectives

We refer to our Chief Executive Officer, our Chief Financial Officer, and our other most highly compensated executive officers as our “named executive officers.” For all named executive officers, compensation is intended to be performance-based. Our Compensation Committee believes that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for named executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•

Enhance the officers’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation for management in the form of direct ownership in us through stock options.

To achieve these objectives, our overall compensation program aims to pay our named executive officers competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the Compensation Committee reviews the allocation of compensation of several biopharmaceutical companies that are similarly situated to us with respect to size, product pipeline and development activities to help its determination. The Compensation Committee also considers the balance between providing short-term incentives and long-term parallel investment with stockholders to align the interests of management with stockholders.

Determination of Compensation Awards

The Compensation Committee is provided with the primary authority to determine and recommend to our board of directors the compensation awards available to our named executive officers other than Dr. Simon Pedder, our Chief Executive Officer. To aid the Compensation Committee in making its determination, Dr. Pedder provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers other than himself. Each named executive officer, in turn, participates in an annual performance review with Dr. Pedder and the Compensation Committee to provide input about their contributions to our business for the period being assessed. The Compensation Committee has the sole authority to determine the compensation of Dr. Pedder. The performance of each of our named executive officers is reviewed annually by the Compensation Committee.

The Compensation Committee has the authority pursuant to its charter to retain the services of third-party executive compensation specialists from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies. The Compensation Committee has not delegated any of its functions to others in determining executive and/or director compensation and we do not currently engage any consultants with respect to executive and/or director compensation matters.

Compensation Benchmarking and Peer Group

We conduct an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers. In addition, our Compensation Committee has historically taken into account:

•	input from other independent members of our board of directors;

•	survey information on compensation in our industry which we purchase as appropriate; and

•	publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable, publicly-held companies. To that end, we benchmark our executive compensation against the compensation paid by several biopharmaceutical companies that are similarly situated to us with respect to size, product pipeline and development activities. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

We recognize that to attract, retain and motivate key individuals, such as our named executive officers, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with our executive management that may deviate from the general principle of targeting total compensation at the median level for the peer group. Actual pay for each named executive officer is determined around this structure, driven by the performance of the executive over time, as well as our annual performance.

Elements of Compensation

Base Salary

Base salaries for our named executive officers are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Based upon the annual reviews of our named executive officers during 2007, the Compensation Committee approved the following base salary increases, effective January 1, 2008:

	2007 Salary ($)	Salary Adjustment		2008 Salary ($)
Name		($)	(%)
Simon Pedder	374,400	14,976	4.0	389,376
L. Arthur Hewitt (1)	207,961	20,340	9.8	228,300
J. Nick Riehle (1)	178,559	16,550	9.3	195,100
Keith W. Schmidt (2)	160,000	48,000	30.0	208,000

(1)	Salaries for Dr. Hewitt and Mr. Riehle increased on July 1, 2007 to more appropriately align their salaries with comparably qualified officers holding similar positions within our industry. From January 1 through June 30, 2007 their salaries were $196,400 and $169,500, respectively. From July 1 through December 31, 2007 their salaries were $219,520 and $187,600. Amounts shown here for 2007 reflect total salaries paid in the year, essentially their 2007 average salaries. Increases for 2008 as compared to salary rates during the second half of 2007 equate to 4% for both executives.

(2)	Mr. Schmidt commenced his employment with Chelsea on February 1, 2007 at an annual salary of $160,000. Total salary paid over his 11 months of employment in 2007 was $146,674. This salary was based on his status at 80% of full time during 2007. He moved to full time status on January 1, 2008. His 2008 salary change reflects both the change to full time status (to $200,000) and a rate increase of 4%.

Guaranteed Bonus

Dr. Pedder receives an annual $50,000 guaranteed bonus, per the terms of his employment agreement. This bonus was paid in January 2008 for the year ending December 31, 2007.

Performance-Based Compensation

We have a well documented and structured annual incentive bonus program to reward named executive officers, as well as other employees, based on our performance and the individual’s contribution to that performance. Pursuant to our annual bonus program, named executive officers are eligible for bonuses to be paid annually in cash, typically in mid-February, as was the case this year, based on the prior year’s performance. The criteria used to determine the bonus for Dr. Pedder is based wholly on corporate goals established by the Compensation Committee. The criteria used to determine the bonus amounts for our other named executive officers includes the corporate goals as well as individual goals established by the Compensation Committee where appropriate.

The corporate and individual goals established by the Compensation Committee for evaluating our performance and the performance of our named executive officers includes several strategic and financial indicators which the Compensation Committee considers to be fair drivers of stockholder value creation. For 2007, our corporate and individual goals fell generally in the following categories: reaching certain development milestones, achieving or maintaining certain financial criteria (for example, the size of our market cap and our average trading volume), compliance with our 2007 budget, and achieving and sustaining company-wide system of internal controls. The Compensation Committee considers these goals to be fair drivers of stockholder value creation, and the corporate and individual goals for 2008 are similar in nature to those for 2007, although of course the specifics have changed.

While using general criteria to evaluate performance, we do rely on formulaic determination of the annual bonus amounts. Under the annual incentive bonus program, based upon the performance criteria set forth above, Dr. Pedder was eligible to earn a cash bonus targeted at 50% of his average base salary during 2007, while the remaining named executive officers were eligible to earn a cash bonus targeted at 20% of their respective base salaries. Based upon our performance and the performance of the individual named executive officers, each named executive officer can earn up to 150% of the specified target bonus if all corporate and individual goals are exceeded beyond the highest specified threshold. If none of the corporate or individual goals are achieved at the minimum threshold, the named executive officer would not be eligible to receive any bonus under our annual incentive bonus program. The Compensation Committee also retains the discretion to increase or decrease bonuses based on individual or company-wide circumstances not addressed or contemplated at the time when the individual and company-wide performance goals were established.

For 2007, the Compensation Committee viewed the performance against goals to be generally positive. Our stock price through the fourth quarter was strong although trading volume was somewhat less than targeted. Our financing activities in the first and fourth quarters were viewed as successful with both carried out at the market price and the larger, fourth quarter financing achieved without warrants. While we made significant progress with our clinical development programs during 2007, our success was tempered by delays into the first quarter of 2008 for our droxidopa phase III and antifolate phase II trial commencements, both of which were targeted for the final quarter of 2007. Initial planning and progress related to the droxidopa market launch plan was consistent with expectations. Based on this and other performance considerations and as shown below in the “Summary Compensation Table,” Dr. Pedder, Dr. Hewitt, Mr. Schmidt and Mr. Riehle earned performance-based cash bonuses of $188,136, $39,623, $32,080 and $44,180, respectively, for their service in 2007. These amounts represent 100.50%, 90.25%, 100.25 and 117.75% of the targeted bonus amounts for Dr. Pedder, Dr. Hewitt, Mr. Schmidt and Mr. Riehle, respectively.

The Compensation Committee believes that the payment of the annual incentive bonus in cash provides incentives necessary to retain our named executive officers and reward them for short-term company performance.

Discretionary Long-Term Equity Incentive Awards

Our named executive officers and all of our employees, are eligible to participate in our annual award of stock option grants.

Guidelines for the number of stock options and restricted stock awards granted to each named executive officer are determined using a procedure approved by the Compensation Committee based upon several factors, including such officer’s level of responsibility, performance and the value of the stock option at the time of grant. As a result, additional grants other than the annual award may be made following a significant change in job responsibility or in recognition of a significant achievement. In addition, the Compensation Committee approves the awarding of an initial grant of stock options at the time of hire to attract talented executive officers.

Stock options granted under our stock plan generally have a four-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant. We grant options at the fair market value of the underlying stock on the date of grant.

We do not have any programs, plans or practices with respect to the timing of stock option grants in coordination with the release of material nonpublic information and the Compensation Committee generally grants all stock options at regularly-scheduled meetings or upon the commencement of employment of new employees. Likewise, we do not time the release of material nonpublic information for the purpose of affecting the value of equity or other compensation granted to our named executive officers. With respect to annual incentive stock option grants for our named executive officers, the Compensation Committee generally grants stock options to our named executive officers at the first regularly-scheduled meeting of each fiscal year.

Defined Contribution Plans

We have a Section 401(k) Savings/Retirement Plan, or 401(k) Plan, that covers all of our employees. The 401(k) Plan permits our eligible employees to defer compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to 100% of the participants’ contributions, up to a maximum of 4% of the participant’s annual cash compensation and subject to certain other limits. Plan participants vest immediately in the amounts contributed by us. Our employees are eligible to participate in the 401(k) Plan immediately upon hire.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly-qualified personnel. Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and short-term disability insurance, in each case generally on the same basis as other employees. We, at our sole cost, provide to each named executive officer, the named executive officer’s spouse and eligible children such health and dental insurance as we may from time to time make available to all employees. In addition, beginning in 2007, we provided additional life and disability coverage for our named executive officers. The costs for such incremental benefits are included in the Summary Compensation Table and highlighted in Note 2 of the same table.

Employment Agreements

In 2006 we entered into an employment agreement with Dr. Pedder, our Chief Executive Officer. The compensation program agreed to in that agreement is consistent with the compensation philosophies discussed above. The employment agreement provides for a base salary, guaranteed bonus, an incentive bonus targeted on base salary and certain stock options as subsequently granted in 2006. His actual incentive bonus amount is determined pursuant to our annual incentive bonus program and is contingent upon the achievement of pre-established performance goals. Dr. Pedder’s employment agreement was filed as Exhibit 10.7 in a Current Report on Form 8-K filed with the Security and Exchange Commission on May 1, 2006 and is available at their website at www.sec.gov. No other named executive officers currently have employment agreements.

Severance and Change of Control Payments

Dr. Pedder’s employment agreement provides for certain compensation upon termination of employment as follows:

(a) If Dr. Pedder’s employment is terminated as a result of his death or disability, we shall pay to him or his estate, as applicable, his base salary for a period of one (1) year following the date of termination and any accrued but unpaid guaranteed bonus and/or discretionary bonus, plus any unpaid expense reimbursement amounts through the date of his death or disability.

(b) If Dr. Pedder’s employment is terminated by us for cause, then we shall pay his then current base salary through the date of his termination and any expense reimbursement amounts owed through the date of termination.

(c) If Dr. Pedder’s employment is terminated by us (or our successor) upon the occurrence of a change of control and on the date of termination the fair market value of our common stock, in the aggregate, on the date of such change of control, is less than $50,000,000, then we (or our successor, as applicable) shall continue to pay to Dr. Pedder his base salary and benefits until May 1, 2009 or for a period of one year following such termination, whichever is shorter, as well as any expense reimbursement amounts owed through the date of termination. All stock options granted to Dr. Pedder that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date.

(d) If Dr. Pedder’s employment is terminated (i) by us other than for cause or (ii) by Dr. Pedder for good reason (as defined in the agreement), then we shall (1) continue to pay to Dr. Pedder his base salary and guaranteed bonus until May 1, 2009 or a period of one year following such termination, whichever is longer and (2) pay Dr. Pedder any expense reimbursement amounts owed through the date of termination.

SUM MARY COMPENSATION TABLE

The following table sets forth all compensation paid by us for services rendered to us in all capacities for the fiscal years ended December 31, 2006 and 2007 to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($) (2) (3)	Total ($)
Simon Pedder, Ph.D. President and Chief Executive Officer	2007	374,400	50,000	291,622	188,136	18,274	922,432
	2006	351,250	50,000	125,258	156,750	9,964	693,222

L. Arthur Hewitt, Ph.D. Vice President, Drug Development	2007	207,961	—	62,619	39,623	19,771	329,974
	2006	188,352	—	24,037	35,316	10,660	258,365

J. Nick Riehle, M.B.A. Vice President, Administration and Chief Financial Officer	2007 2006	178,559 161,400	— —	62,619 24,157	44,180 36,476	16,065 9,132	301,423 231,165

Keith W. Schmidt, M.B.A Vice President, Marketing	2007	146,674	—	55,650	32,080	23,298	257,702
	2006	—	—	—	—	100,306	100,306

(1)	The reported amounts represent the amount of compensation expense recognized for the financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123R, for stock options awarded to our named executive officers in the relevant fiscal year as well as in prior fiscal years. Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. All assumptions made regarding the valuation of equity awards can be referenced in Note 1 of our 2007 Annual Report on Form 10-K filed on March 11, 2008.

(2)	Other compensation includes our 401(k) program matching contributions, our group term life and disability insurance programs as follows. The 401(k) related amounts reflects a 100% matching of employee contributions, up to 4% of total cash compensation, within limits set by the IRS for such programs.

Name	Year	401(k) Company Match ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)
Simon Pedder	2007	9,000	2,975	6,299
	2006	8,800	180	984

L. Arthur Hewitt	2007	9,000	5,526	5,245
	2006	8,612	668	1,380

J. Nick Riehle	2007	8,601	3,465	3,999
	2006	7,178	574	1,380

Keith W. Schmidt	2007	5,867	6,240	2,024
	2006	—	—	—

(3)	Also includes fees of $100,306 and $9,167 paid to Mr. Schmidt for the fiscal years ended December 31, 2006 and 2007, respectively, for consulting services provided prior to commencing his employment on February 1, 2007.

GR ANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2007

The following table sets forth information concerning all plan-based awards granted during the year ended December 31, 2007 to the named executive officers. We did not grant any restricted stock or other equity awards in fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Stock Awards and Options Awards: Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)	($/sh)	($)
Simon Pedder	02/06/07	—	187,200	280,800	—	—	—
	02/06/07	—	—	—	170,000	5.68	589,871

L. Arthur Hewitt	02/06/07	—	43,904	65,856	—	—	—
	02/06/07	—	—	—	50,000	5.68	168,535

J. Nick Riehle	02/06/07	—	37,520	56,280	—	—	—
	02/06/07	—	—	—	50,000	5.68	168,535

Keith W. Schmidt	02/06/07	—	37,520	56,280	—	—	—
	01/31/07	—	—	—	75,000	5.45	242,838

All options granted to named executive officers in 2007 were granted pursuant to compensation objectives as described above and issued under our Amended and Restated 2004 Stock Plan. Options granted vest over a four year period, beginning on the first anniversary after grant or after the specified anniversary date as determined by the Compensation Committee at the time of the grant. Options have a term of ten years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-EN D FOR FISCAL YEAR 2007

The following table sets forth information concerning the number and value of unexercised options held by each named executive officer as of December 31, 2007. None of the named executive officers held restricted stock or other equity awards at December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
	Exercisable (#)	Unexercisable (#)
Simon Pedder	239,363	239,363	2.62	01/10/2015
	25,000	75,000	3.50	02/01/2016
	41,896	125,689	3.90	06/19/2016
	—	175,000	5.68	02/06/2017
L. Arthur Hewitt	34,462	34,461	2.62	01/10/2015
	12,500	37,500	3.26	01/19/2016
	—	50,000	5.68	02/06/2017
J. Nick Riehle	44,020	—	0.07	06/25/2014
	34,462	34,461	2.62	01/10/2015
	12,500	37,500	3.26	01/19/2016
	—	50,000	5.68	02/06/2017
Keith W. Schmidt	—	75,000	5.45	01/31/2017

OPTION EXERCISES A ND STOCK VESTED FOR FISCAL YEAR 2007

None of our named executive officers exercised options in the year ended December 31, 2007. None of the named executive officers held restricted stock or other equity awards in the year ended December 31, 2007.

DIRE CTOR COMPENSATION FOR FISCAL YEAR 2007

Director Compensation Philosophy

The general policy of our Board is that compensation for independent directors should be a mix of cash and equity-based compensation. For fiscal years 2007 and 2008, the Compensation Committee evaluated the appropriate level and form of compensation for independent directors and recommended changes to the Board when appropriate. The Compensation Committee will make such compensation evaluations and recommendations annually. The Board reviews the Committee’s recommendations and then determines the amount of director compensation.

Fees Earned or Paid in Cash

During the first half of 2007, non-employee directors were entitled to receive cash compensation as follows: (1) $3,500 per meeting requiring travel; (2) $2,500 per meeting attended in person not requiring travel; and (3) $1,500 per meeting attended by telephone.

Effective for the second half of 2007 we made quarterly installments against annual retainers, in addition to payments for Board and committee meetings. This program remains in place and unchanged for 2008. The base annual retainer for our non-employee Chairman of the Board of Directors is $30,000 and the base annual retainer to our other non-employee directors is $20,000. Additional annual retainers of $5,000 are paid to the non-employee chairmen of each of the Board committees, with $2,500 to each non-employee director for each of the Board committees on which they serve. We also pay $1,500 and $1,000 to each non-employee director for in person attendance at Board of Directors and Board committee meetings, respectively, and $750 and $500 to each non-employee director for attendance at Board of Directors and Board committee meetings by telephone, respectively. Non-employee members of our Board of Directors were also entitled to receive $500 per hour for ad hoc consultancy, as approved in writing by our Chief Executive Officer or the Chairman of our Board of Directors.

We also reimburse each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending Board of Directors and Board committee meetings.

Equity Compensation

Effective with the February 2007 option grants to compensate our directors for their service in 2007, our annual equity compensation for our non-employee directors was as follows: (1) the non-employee Chairman of the Board of Directors receives an option to purchase 30,000 shares; (2) our other non-employee directors receive an option to purchase 25,000 shares; (3) the non-employee chairmen of each of our Board committees receive an option to purchase 5,000 shares; and (4) each other non-employee director receive an option to purchase 2,500 shares for each Board committee on which they serve. New directors receive an option to purchase 30,000 shares upon joining our Directors. Each option vests in four equal annual installments from the date of grant.

The following table shows 2007 compensation for our non-employee directors. Drs. Hardman and Stoll joined our Board of Directors in February 2008, and therefore did not receive any compensation in 2007.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2) (3)	Total
	($)	($)	($)
Kevan Clemens	46,250	42,621	88,871
Neil Herskowitz (4)	37,500	34,897	72,397
Johnson Y. N. Lau	63,750	38,759	102,509
Jason Stein (5)	29,250	32,966	62,216
Michael Weiser	25,750	31,034	56,784

(1)	Fees reflect amounts expensed in 2007 for fees payments made in 2007 or subsequently.

(2)	The reported amounts represent the amount of compensation expense recognized for the financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123R, for stock options awarded to our directors in 2007 as well as in prior fiscal years. Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. All assumptions made regarding the valuation of equity awards can be referenced in Note 1 of our 2007 Annual Report on Form 10-K filed on March 11, 2008.

(3)	On February 6, 2007 our directors received an option grant for the following number of shares: Dr. Clemens – 42,500 shares; Mr. Herskowitz – 32,500 shares; Dr. Lau – 37,500 shares; Dr. Stein – 30,000 shares; and Dr. Weiser – 27,500 shares. Each option grant was made pursuant to our 2004 Stock Plan and our director equity compensation guidelines discussed below. Each option grant has 25% vesting at each of the first four anniversary dates. The grant date fair value of such options, as determined in accordance with FAS 123R, was $3.37 for each director. At December 31, 2007, the aggregate number of shares of our common stock underlying options held by our non-employee directors was: Dr. Clemens – 107,710 shares; Mr. Herskowitz – 97,710 shares; Dr. Lau – 102,710 shares; Dr. Stein – 68,802 shares; and Dr. Weiser – 66,302 shares.

(4)	Mr. Herskowitz resigned from the Board of Directors on March 18, 2008.

(5)	Dr. Stein resigned from the Board of Directors on February 7, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 for our 2004 Stock Plan, which is our only equity compensation plan currently in effect.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrant and rights	(b) Weighted-average exercise price of outstanding options, warrant and rights	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders 2004 Stock Plan	2,280,172	$3.62	1,753,614

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Our policy regarding transactions with affiliates is that they should be made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by our Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties, and the written charter for our Audit Committee authorizes the Audit Committee to review and approve related party transactions. For the year ended December 31, 2007, we had no transactions in which we were a participant where the amount involved exceeded $120,000 and one or more of our officers, directors, principal stockholders and their affiliates had a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by regulations under the Exchange Act to furnish us with copies of all forms they file under Section 16(a).

Based solely on our review of the copies of forms we have received, we believe that during the fiscal year ended December 31, 2007 all of our officers, directors and stockholders described above complied with all Section 16(a) requirements.

HOUSEHOLDING MATTERS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact our Corporate Secretary by either by calling (704) 341-1516 or by writing to our Corporate Secretary at our principal executive offices located at 13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277. Upon written or oral request to our Corporate Secretary, we will provide a separate copy of this proxy statement. In addition, security holders sharing an address can request delivery of a single copy of proxy statements if you are receiving multiple copies upon written or oral request to our Corporate Secretary at the address and telephone number stated above.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at an annual meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws. No stockholder proposals were received for consideration at our 2008 annual meeting of stockholders.

Under SEC rules, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2009 annual meeting of stockholders, it must be delivered to our Corporate Secretary at our principal executive offices by January 1, 2009; provided, however, that if the date of the 2009 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 26, 2009, notice by the stockholder must be delivered not later than the close of business on the later of (1) the 90th day prior to the 2009 annual meeting or (2) the 10th day following the day on which public announcement of the date of the 2009 annual meeting is first made.

Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices. We must receive notice of a stockholder’s intention to introduce a nomination or to propose an item of business at our 2009 annual meeting no earlier than February 18, 2009 and no later than March 19, 2009; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 26, 2009, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (c) the name and address, as they appear on our books, of the stockholder proposing such business; (d) the class and number of our shares that are beneficially owned by such stockholder; (e) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (f) any material interest of the stockholder in such business.

OTHER MATTERS

We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 29, 2008

DRIVING DIRECTIONS TO ANNUAL MEETING

Ballantyne Resort

10000 Ballantyne Commons Parkway

Charlotte, NC 28277

1-866-248-4824 or 704-248-4000

Ballantyne Resort is located on the corner of Ballantyne Commons Parkway and Johnston Road. Complimentary self and valet parking are available at the main entrance on Johnston Road.

Driving Directions From the Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

I-77 South:

Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

I-77 North:

Take I-77 North to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

I-85 North:

Take I-85 North to I-485 South to exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into Ballantyne Resort.

I-85 South:

From I-85 South take the I-485 South/West exit at Concord, North Carolina and continue on I-485 to exit 61B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and Ballantyne Resort is on your left at the 2nd traffic light.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Chelsea Therapeutics International, Ltd., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2008, and hereby appoints Simon Pedder and J. Nick Riehle and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of Chelsea Therapeutics International, Ltd., to be held on Thursday, June 26, 2008 at 9:00 a.m., local time, at the Ballantyne Resort located at 10000 Ballantyne Commons Parkway, Charlotte, NC 28277 and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.

Proposals—The	Board of Directors recommends a vote FOR all the nominees listed and FOR the following Proposals.

1. Election of Directors:	01 – Simon Pedder	02 – Michael Weiser	03 – Kevan Clemens
	04 – Norman Hardman	05 – Johnson Y.N. Lau	06 – Roger Stoll

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

☐	For all EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐	04 ☐	05 ☐	06 ☐

2.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

☐  FOR                                         ☐  AGAINST                                         ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

Authorized signatures—Sign here—This section must be completed for your instructions to be executed.

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears on the stockholder’s stock certificate(s), and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated:                                                                                , 2008

Signature:

Printed Name:

Signature:

Printed Name:

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